Exhibit 99.1

News Release One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: May 27, 2025, 4:30 p.m. EDT	Contact: Justin Roberts, Investor Relations Jack Isselmann, Media Relations Ph: 503-684-7000

Greenbrier Renews & Extends $850 Million of Bank Facilities

Maturities extended into 2030

Facilities maintain favorable pricing and terms

Lake Oswego, Oregon, May 27, 2025 –The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today announced the renewal and extension of two bank facilities totaling $850 million completed on May 21, 2025. Greenbrier renewed its $600 million domestic revolving facility and $250 million term loan, with favorable pricing and terms, extending both instruments by five years until 2030. With this activity completed, remaining long-term debt maturities are staggered into 2030, with the next significant debt tranche maturing in 2027.

Lorie Tekorius, CEO and President, said, “The renewal and extension of these facilities and the continued expansion of our Leasing platform demonstrate Greenbrier’s purposeful approach to debt management and capital deployment. Over the last two years, we have thoughtfully realigned our debt profile to feature more non-recourse borrowing, following two successful Asset Backed Security offerings in 2022 and 2023 and the repayment of $180 million of recourse debt. This maximizes shareholder returns through a balanced approach to equity and non-recourse debt.”

Tekorius added, “I appreciate the ongoing support from Greenbrier’s banking group. A healthy liquidity position is critical to any operating business and a cornerstone of Greenbrier’s strategy to navigate various market conditions successfully and act opportunistically when markets are strong.”

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America. Greenbrier owns a lease fleet of approximately 16,600 railcars that originate primarily from Greenbrier’s manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Announces Renewal of Bank Facilities (Cont.)	Page 2

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “affect,” “anticipate,” “approximately,” “are,” “backlog,” “continue,” “expansion,” “leading,” “may,” “maintain,” “momentum,” “position,” “result,” “strategy,” “strong,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about our guidance and outlook, backlog and other orders, leasing performance, leasing strategy, financing, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; changes to tariffs or import duties, including retaliatory tariffs; changes in macroeconomic policies; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; labor disputes; loss of market share to other modes of freight shipment; and the war in Ukraine and related events. Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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